EXHIBIT 32.1

Certification of Periodic Report by the Chief Executive Officer and Chief Financial Officer
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the first quarter ended September 30, 2010 of Carbonics Capital Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stephen J. Schoepfer, Chief Executive and Financial Officer of the Company, certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ Stephen J. Schoepfer	By:	/s/ Stephen J. Schoepfer

Name:	Stephen J. Schoepfer	Name:	Stephen J. Schoepfer
Title:	Chief Executive Officer	Title:	Chief Financial Officer

Date:	December 23, 2010